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                                 [LETTERHEAD OF KPMG LLP]

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The Loewen Group Inc. and Loewen Group International, Inc.

We consent to incorporation by reference in the registration statements on Forms S-8 (Nos. 333-07033, 333-22551, 333-38551, 333-38553, 33-42892,
33-79604, 33-954953, 33-79602, 333-52811), S-3 (Nos. 333-23747, 333-43519,
333-43463), and S-4 (No. 333-09523) of The Loewen Group Inc. and the registration statement on Form S-3 (No. 333-23747) of Loewen Group International, Inc. of our reports:

     (i) dated April 12, 1999 relating to the consolidated balance sheets of The Loewen Group Inc. as at December 31, 1998 and 1997 and the consolidated statements of operations, retained earnings (deficit) and cash flows of The Loewen Group Inc. for each of the years in the three year period ended December 31, 1998 and related schedule,

     (ii) dated April 12, 1999 relating to the consolidated balance sheets of Loewen Group International, Inc. as at December 31, 1998 and 1997 and the consolidated statements of operations and deficit and cash flows of Loewen Group International, Inc. for each of the years in the three year period ended December 31, 1998,

     (iii) dated April 12, 1999 relating to the consolidated balance sheets of Neweol Investments Ltd. (as defined in Note 2 thereto) as at December 31, 1998 and 1997 and the consolidated statements of operations, comprehensive income and retained earnings (deficit) and cash flows of Neweol Investments Ltd. for each of the years in the three year period ended December 31, 1998, all of which reports appear in the December 31, 1998 annual report on Form 10-K of The Loewen Group Inc.

Our reports include Comments by auditor for U.S. readers on Canada-U.S. reporting differences which contains additional comments regarding conditions which raise substantial doubt about each of the entities' ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.

/s/ KPMG LLP

Chartered Accountants
Vancouver, Canada

April 12, 1999